Macquarie Infrastructure Company LLC

125 W. 55th Street
New York, NY 10019
USA

Media Release

MACQUARIE INFRASTRUCTURE COMPANY TO ACQUIRE MERCURY AIR CENTERS

TRANSACTION CREATES LARGEST FBO NETWORK IN US

New York, NY - April 19, 2007 Macquarie Infrastructure Company (NYSE: MIC), a market leader in the ownership and operation of infrastructure businesses in the US, has entered into a definitive agreement to acquire the fixed base operations business of Mercury Air Centers (“Mercury”) for $456.2 million. Mercury operates a network of 24 fixed base operations, or FBOs, at 22 airports across the US. Mercury is majority owned by Allied Capital Corporation (NYSE: ALD).

The business will be operated as a part of MIC’s airport services business, Atlantic Aviation (“Atlantic”). Atlantic will operate a total of 68 FBOs following the acquisition of Mercury. The transaction is expected to close during the third quarter of 2007, subject to consent (or letters of estoppel) being received from relevant airport authorities.

“We are pleased to be able to further expand our presence in this exciting market with the acquisition of a substantial portfolio of quality FBOs”, said Peter Stokes, Chief Executive Officer of MIC. “With the addition of Mercury, Atlantic will become the largest network of FBOs in the country, serving the general aviation sector of the air transportation industry throughout the US.”

There is no overlap between the Mercury and Atlantic networks. The addition of Mercury will extend the Atlantic brand into strong general aviation markets including Los Angeles, Burbank, Cleveland and Nashville.

KEY TERMS

The $456.2 million purchase price includes transaction costs, pre-funded capital expenditures and debt service reserves of $29.2 million. The final purchase price is subject to working capital and capital expenditure adjustments.

MIC will fund a portion of the acquisition with a $192.0 million, two-year term loan secured by Mercury. The balance will be funded with proceeds from MIC’s existing acquisition-related revolving credit facility and $20.0 million of available cash. The Company plans to refinance both the Mercury term loan and Atlantic’s credit facility into a single facility following the closing of the acquisition. The proceeds of the refinancing will be used to repay the Mercury debt, Atlantic’s current debt, and a portion of the borrowings under MIC’s acquisition facility, reducing the Company’s equity investment in Mercury.

The Company intends to raise an estimated $150.0 million of new equity in a follow-on offering of trust stock to repay the remaining borrowings under its acquisition facility. New shares will be offered at management’s discretion, subject to favorable market conditions.

IMPACT ON MIC

The transaction is expected to be immediately yield accretive, including distributions on shares issued in connection with raising new equity. The Company anticipates that Mercury will generate pro-forma gross profit in a range of $79.5 million to $82.5 million. Consistent with Atlantic’s performance historically, MIC further expects that Mercury will generate EBITDA in a range of 44% to 46% of gross profit, or in excess of $35.0 million, during the first full year of its ownership.

As it has with prior acquisitions in the airport services sector, MIC believes that it will realize both economies of scale as well as opportunities for incremental revenue generation in combining the

Mercury and Atlantic organizations. The Mercury sites will be integrated into the existing Atlantic regional management structure. In addition, Atlantic’s highly regarded loyalty program, Atlantic Awards, will be introduced at the Mercury sites. The process of integrating and re-branding the facilities is expected to take 12 - 18 months.

Macquarie Securities (USA) Inc. (“MSUSA”) is acting as financial advisor to MIC on the transaction. MSUSA is a subsidiary of Macquarie Bank Limited, the parent company of MIC’s Manager.

MIC has made additional information about the transaction available on its website. Slides covering the important points relating to the acquisition are available at www.macquarie.com/mic, under “Latest News”.

Macquarie Infrastructure Company LLC

The Company believes that EBITDA, in addition to GAAP measures, provides insight into the performance of its operating businesses and its ability to service its obligations and support its ongoing distribution policy. However, EBITDA does not reflect other cash items that management considers in estimating distributable cash.

ABOUT MACQUARIE INFRASTRUCTURE COMPANY

Macquarie Infrastructure Company was formed in 2004 and listed its shares on the New York Stock Exchange on December 15th of that year. The Company is managed by a wholly-owned subsidiary of Macquarie Bank Limited. MIC owns, operates and invests in a diversified group of infrastructure businesses, which provide basic, everyday services, to customers in the United States. Its businesses consist of an airport services business, an airport parking business, a district energy business, a gas production and distribution business, and a fifty percent indirect interest in a bulk liquid storage terminal business. For additional information, please visit the Macquarie Infrastructure Company website at www.macquarie.com/mic.

ABOUT MERCURY AIR CENTERS

Mercury was founded in 1958 as a provider of refueling, baggage handling and ramp services at Los Angeles International Airport. The company grew to provide cargo handling and services to the military before acquiring its first FBO in the early 1980’s. Allied Capital acquired a majority interest in Mercury in 2004 and has helped grow the business from 19 to 24 facilities.

ABOUT ALLIED CAPITAL

Allied Capital Corporation (NYSE: ALD) is a leading business development company (BDC) in the U.S. that invests private debt and equity capital in middle market businesses nationwide. Founded in 1958 and operating as a public company since 1960, Allied Capital provides long-term debt and equity capital for management and sponsor-led buyouts, and for recapitalizations, acquisitions and growth of middle market companies.

FORWARD LOOKING STATEMENTS

This earnings release contains forward-looking statements. We may, in some cases, use words such as “project”, “believe”, “anticipate”, “plan”, “expect”, “estimate”, “intend”, “should”, “would”, “could”, “potentially”, or “may” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements in this presentation are subject to a number of risks and uncertainties, some of which are beyond our control including, among other things: our ability to successfully integrate and manage acquired businesses, manage growth, make and finance future acquisitions, service, comply with the terms of and refinance our debt, and implement our strategy, decisions made by persons who control our investments including the distribution of dividends, our regulatory environment, changes in air travel, automobile usage, fuel and gas prices, foreign exchange fluctuations, environmental risks and changes in U.S. federal tax law.

Our actual results, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements. Additional risks of which we are not currently aware could also cause our actual results to differ. In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this release may not occur. These forward-looking statements are made as of the date of this release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

“Macquarie Group” refers to the Macquarie Group of companies, which comprises Macquarie Bank Limited and its worldwide subsidiaries and affiliates.

Australian banking regulations that govern the operations of Macquarie Bank Limited and all of its subsidiaries, including the Company’s manager, require the following statements. Investments in Macquarie Infrastructure Company Trust are not deposits with or other liabilities of Macquarie Bank Limited or of any Macquarie Group company and are subject to investment risk, including possible delays in repayment and loss of income and principal invested. Neither Macquarie Bank Limited nor any other member company of the Macquarie Group guarantees the performance of Macquarie Infrastructure Company Trust or the repayment of capital from Macquarie Infrastructure Company Trust. MIC-G

FOR FURTHER INFORMATION, PLEASE CONTACT:

Investor enquiries Jay A. Davis Investor Relations Macquarie Infrastructure Company (212) 231-1825	Media enquiries Alex Doughty Corporate Communications Macquarie Infrastructure Company (212) 231-1710